Exhibit 99.1
Medovex Corporation Receives Regulatory Approval from Australia's Therapeutic Goods Administration (TGA) for its DenerveX System
Approval Ahead of Schedule and First Order Received

ATLANTA, GA--(Marketwired - Aug 24, 2017) - Medovex Corp. (NASDAQ: MDVX) ("Medovex" or the "Company"), the developer of the DenerveX™ System, a new and novel device designed for enduring relief of Facet Joint Syndrome related to back pain, today announced it has received regulatory approval from the Australian Therapeutic Goods Administration (TGA) for its DenerveX System allowing the Company to market the device in Australia, the first country in the Asia Pacific region.

The approval comes ahead of schedule and the Company has also received its first order for the DenerveX System from Australia. On September 17, 2017, the Company expects to conduct sales and product training with its Australia distributor with anticipated initial procedures to be conducted shortly thereafter, following receipt of first shipments of the product.

Patrick Kullmann, Medovex President and COO, stated, “We’re clearly very pleased to have received regulatory approval ahead of schedule for the marketing and sale of our DenerveX Device in Australia. This paves the way for entry into a very important area globally, Asia Pacific. Australia is highly regarded market by many in the global medical community for the quality of care and delivery of the latest technology for the treatment of chronic disease such as Facet Joint Pain.”

Kullmann added, “Since announcing receipt of CE Mark in less than just three months ago, we have now received orders which include countries from three continents, the EU, Latin America and now Asia Pacific.”

Recently, the Company provided a 30 day post procedure update on one of the first cases using its DenerveX System.

The case was conducted on July 15, 2017 and results were assessed via visual analog scale (VAS) at 30 days post procedure. According to the VAS score, the patient reported a 70% reduction in pain. Currently the Company is working on procuring additional patient testimonials which it intends to make available to shareholders upon completion.

Facet Joint Syndrome (FJS), also known as spinal osteoarthritis, spinal arthritis, or facet joint osteoarthritis, is a significant health and economic problem in the United States and other countries in the EU and Rest of World affecting millions each year. Current treatment options are generally temporary and there is no proven long-lasting option for FJS.

The DenerveX System is a highly differentiated technology. It denervates and removes capsular tissue from the Facet Joint in one single procedure. Treatment results from the combined effect of a deburring or polishing action and RF ablation treatment on the Facet Joint. Using this new technique, the slowly rotating burr removes the targeted facet joint synovial membrane and joint surface while the heat ablation destroys tissue and denudes any residual nervous and synovial membrane overlying the joint, removing the end point sensory tissue of the joint.

The DenerveX System consists of the DenerveX Kit which contains the DenerveX Device, a single use medical device and the DenerveX Pro-40 Power Generator. DenerveX system is not yet FDA cleared.

About Medovex
Medovex was formed to acquire and develop a diversified portfolio of potentially ground breaking medical technology products. Criteria for selection include those products with potential for significant improvement in the quality of patient care combined with cost effectiveness. The Company's first pipeline product, the DenerveX device, is intended to provide long lasting relief from pain associated with facet joint syndrome at significantly less cost than currently available options. To learn more about Medovex Corp., visit www.medovex.com

Safe Harbor Statement
Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

CONTACT INFORMATION
●
Medovex Corp.
Jason Assad
470-505-9905
Email Contact